EXHIBIT 99
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                  AGREEMENT FOR JOINT FILING OF SCHEDULE 13G
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     The undersigned hereby agree that the Schedule 13G being filed with the
Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of NB&T Financial Group, Inc., an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.




                                   THE NATIONAL BANK AND TRUST COMPANY


February 6, 2001                   By   /s/ Charles L. Dehner
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Date                                    Charles L. Dehner
                                        Executive Vice-President



                                   NB&T FINANCIAL GROUP, INC.,
                                    EMPLOYEE STOCK OWNERSHIP PLAN

                                   By The National Bank and Trust
                                       Company, Trustee

February 6, 2001
-----------------------------
Date
                                   By   /s/ Charles L. Dehner
                                        ----------------------------------
                                        Charles L. Dehner
                                        Executive Vice-President